Exhibit 24.2

Consent of Independent Public Accountant

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Entrust Financial Services, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement of our report dated April 13, 2001 relating to the consolidated financial statements of Entrust Financial Services, Inc., formerly known as easyQual.com, Inc., appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Michael Johnson & Co. , LLC.

Denver, Colorado
February 11, 2002